As filed with the Securities and Exchange Commission on January 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	84-2178264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

NEXPOINT REAL ESTATE FINANCE, INC.

AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Brian Mitts

Chief Financial Officer,

Executive VP-Finance, Secretary and Treasurer

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Name and address of agent for service)

(214) 276-6300

(Telephone number, including area code, of agent for service)

with a copy to:

Charles T. Haag
Justin S. Reinus
Winston & Strawn LLP

2121 North Pearl Street, Suite 900
Dallas, Texas 75201
(214) 453-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

REGISTRATION OF ADDITIONAL SECURITIES

The stockholders of NexPoint Real Estate Finance, Inc. (the “Company”) approved the Amended and Restated 2020 NexPoint Real Estate Finance, Inc. Long Term Incentive Plan (the “Plan”) on January 26, 2024 (the “Effective Date”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 2,308,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) for issuance pursuant to the Plan. Accordingly, the Company incorporates by reference the contents of Registration Statement on Form S-8 (No. 333-238075), filed by the Company with the Commission on May 7, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 31, 2023;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed with the Commission on May 11, 2023; June 30, 2023, filed with the Commission on August 8, 2023; and September 30, 2023, filed with the Commission on November 13, 2023;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on February 27, 2023, May 12, 2023, November 2, 2023, November 7, 2023, January 4, 2024, and January 29, 2024;

(d)

The description of the Common Stock, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 5, 2020, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fees Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on January 29, 2024.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Dondero, Brian Mitts and Matt McGraner, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jim Dondero	President and	January 29, 2024
Jim Dondero	Chairman of the Board (Principal Executive Officer)

/s/ Brian Mitts	Chief Financial Officer, Executive	January 29, 2024
Brian Mitts	VP-Finance, Secretary, Treasurer and Director (Principal Financial Officer)

/s/ Ed Constantino	Director	January 29, 2024
Ed Constantino

/s/ Scott Kavanaugh	Director	January 29, 2024
Scott Kavanaugh

/s/ Arthur Laffer	Director	January 29, 2024
Dr. Arthur Laffer

/s/ Carol Swain	Director	January 29, 2024
Carol Swain

/s/ Catherine Wood	Director	January 29, 2024
Catherine Wood